UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2007

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

900 Sandhill Road, Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 2.01	Completion of Acquisition or Disposition of Assets

Item 2.03(a)	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 7.01	Regulation FD Disclosure

Item 9.01	Financial Statements and Exhibits

Item 9.01(a)	Financial statements of businesses acquired

Item 9.01(b)	Pro forma financial information

Item 9.01(d)	Exhibits

SIGNATURES

EXHIBIT INDEX

EX. 2.1:	Asset Purchase Agreement
EX. 10.1:	Financing Agreement
EX. 99.1:	Press Release

Item 2.01  Completion of Acquisition or Disposition of Assets.

On March 28, 2007, GameTech International, Inc. (“GameTech” or the “Company”) acquired substantially all of the assets of Summit Amusement & Distributing, Ltd. (“Summit”). The transaction was completed pursuant to the previously announced asset purchase agreement, dated August 30, 2006. Pursuant to the agreement, GameTech acquired substantially all of Summit’s assets and assumed certain of its liabilities for an aggregate purchase price of $38.9 million in cash paid at the closing. In addition, pursuant to the agreement, GameTech expects pay to Summit in the near future an additional amount based on Summit’s EBITDA for 2006; GameTech expects the earnout amount to be $800,000.

The business of Summit includes developing, manufacturing, marketing, selling, repairing and refurbishing video lottery games and terminals, casino gaming machines and associated software/firmware. Summit’s primary markets include Montana, Louisiana, South Dakota, West Virginia and Native American casinos. Located in Billings, Montana, Summit will operate as a division of GameTech.

The Company has financed the acquisition with a $10 million revolving line of credit and a $30 million term loan through Ableco Finance LLC, described in Item 2.03 below.

The description of the asset purchase agreement set forth above is qualified in its entirety by reference to the full text of the asset purchase agreement, which is filed as Exhibit 2.1 to this report and incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On March 28, 2007, the Company entered into a Financing Agreement dated as of March 28, 2007 with the lenders named therein. Ableco Finance LLC serves as the Collateral Agent and Administrative Agent. The Financing Agreement provides for a $30 million term loan (“Term Loan”) and a $10 million revolving credit facility (“Revolving Credit Facility”). In connection with the closing of the acquisition of the assets of Summit, the Company borrowed $30 million pursuant to the term loan provisions and $9 million pursuant to the revolving credit facility provisions.

The principal amount of the Term Loan is due in 17 quarterly installments of $1.1 million each on each January 1, April 1, July 1 and October 1, starting January 1, 2008, with a final payment of $11.3 million due on March 28, 2012. The Term Loan bears interest at the Company’s option at LIBOR plus 475 basis points, or the prime rate plus 175 basis points, with a minimum annual rate of 9.75%. The rate as of the closing was 10.10%.

The Revolving Credit Facility provides for borrowings up to $10 million, subject to a daily borrowing base limitation and a requirement that no more than $9 million be drawn at the closing. All amounts outstanding on the Revolving Credit Facility are due on March 28, 2012. The Revolving Credit Facility bears interest at the Company’s option at LIBOR plus 350 basis points or the prime rate plus 50 basis points, with a minimum annual rate of 8.50%. The rate as of the closing was 8.85%.

The Financing Agreement provides for a prepayment premium of 1% in the first year and 0.5% in the second year under specified circumstances. The Financing Agreement also provides for mandatory prepayments under specified circumstances, including a requirement to prepay an amount equal to 50% of Excess Cash Flow, as defined, if the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA less Capital Expenditures, as defined, is greater than or equal to 2 to 1.

The Financing Agreement is secured by a first priority security interest in substantially all of the Company’s existing and future assets. The Financing Agreement will also be guaranteed by all of the Company’s future domestic subsidiaries, which guarantee will be secured by a first priority security interest in substantially all of the guarantors’ existing and future assets.

The Financing Agreement contains numerous affirmative and negative covenants, including restrictions on liens, limitations on indebtedness, prohibitions on fundamental changes, restrictions on investments, prohibition of dividends or redemptions and limitations on capital expenditures. The Company must maintain Qualified Cash, as defined, of at least $4 million. The Financing Agreement also contains specified financial covenants, including a leverage ratio, fixed charge coverage ratio and EBITDA ratio. Among other fees, the Company is required to pay a closing fee of $700,000 and an unused line fee of 0.375%. Upon an event of default, the lenders under the Financing Agreement can accelerate all obligations under the agreement and terminate the revolving credit commitment.

The description of the Financing Agreement set forth above is qualified in its entirety by reference to the full text of the Financing Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 7.01  Regulation FD Disclosure.

On March 28, 2007, the Company issued the press release attached hereto as Exhibit 99.1, announcing the completion of the acquisition of the assets of Summit.

Item 9.01  Financial Statements and Exhibits.

Item 9.01(a) Financial statements of businesses acquired.
The Company intends to provide financial statements of Summit by amendment to this Firm 8-K no later than June 13, 2007.

Item 9.01(b) Pro forma financial information.
The Company intends to provide pro forma financial information by amendment to this Firm 8-K no later than June 13, 2007

Item 9.01(d) Exhibits.

2.1 - Asset Purchase Agreement, dated August 30, 2006 by and among Summit Amusement & Distributing, Ltd. and GameTech International, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K dated August 30, 2006 as filed with the Commission on or about August 31, 2006)

10.1 - Financing Agreement, dated March 28, 2007, by and among GameTech International, Inc. and the lenders named therein, and Ableco Finance, LLC, as collateral agent and administrative agent

99.1 - Press release issued by GameTech International, Inc. dated March 28, 2007 announcing the completion of the acquisition of the assets of Summit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

Dated: March 28, 2007	By:	/s/ Tracy C. Pearson
Tracy C. Pearson
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

2.1
Asset Purchase Agreement, dated August 30, 2006 by and among Summit Amusement & Distributing, Ltd. and GameTech International, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K dated August 30, 2006 as filed with the Commission on or about August 31, 2006)

10.1	Financing Agreement, dated March 28, 2007, by and among GameTech International, Inc. and the lenders named therein, and Ableco Finance, LLC, as collateral agent and administrative agent

99.1	Press release issued by GameTech International, Inc. dated March 28, 2007 announcing the completion of the acquisition of the assets of Summit